EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of November 5, 2015 (herein called "this Agreement"), between Cabo Verde Capital Inc., a Delaware corporation (herein called “CVC-Delaware”), and Cabo Verde Capital Inc., a Nevada corporation (herein called "CVC-Nevada"), said corporations being hereinafter sometimes collectively called the "constituent corporations".

WHEREAS, the authorized capital stock of CVC-Nevada consists of 500,000,000 shares of Common Stock, par value $.00001 per share ("CVC-Nevada Common Stock"), of which 100 shares of CVC-Nevada Common Stock are duly issued and outstanding and owned by CVC-Delaware, and 10,000,000 shares of Preferred Stock, par value $.00001 per share ("CVC-Nevada Preferred Stock"), of which -0- shares are issued and are outstanding as of the date hereof; and

WHEREAS, CVC-Delaware has an authorized capital stock of 500,000,000 shares of voting Common Stock, par value $.00001 per share (the "CVC-Delaware Common Stock"), of which as of the date hereof 53,056,005 shares of CVC-Delaware Common Stock have been duly issued and are outstanding, and 10,000,000 shares of Preferred Stock, par value $.00001 per share (“CVC-Delaware Preferred Stock”), -0- shares of which are issued and outstanding; and

WHEREAS, the Board of Directors of CVC-Delaware and the Board of Directors of CVC-Nevada deem it advisable and for the general welfare of said corporations and the shareholders of each, that such corporations merge and consolidate under, and pursuant to, the provisions of the Nevada Private Corporations Law (“Nevada Corporations Law”) and the Delaware General Corporation Law (“Delaware General Corporation Law”). The Board of Directors of each of the constituent corporations have by resolution duly adopted and approved this Agreement, and this Agreement has been duly approved by the stockholders of CVC-Delaware by the written consent of such stockholders duly adopted on November 5, 2015, in accordance with the Delaware General Corporation Law.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Merger

CVC-Delaware shall be merged and consolidated into CVC-Nevada, which shall be the surviving corporation, all on the effective date of the merger, and the terms and conditions of such merger, the mode of carrying it into effect, the conversion of the shares of CVC-Delaware and other details and provisions deemed necessary or proper shall be as herein set forth, all in accordance with the Nevada Corporations Law and the Delaware General Corporation Law. The merger is intended to qualify as an F Reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986. The separate existence and corporate organization of CVC-Delaware will cease on the effective date of the merger as herein provided, and thereafter CVC-Nevada and CVC-Delaware shall be a single corporation, to-wit, CVC-Nevada (hereinafter sometimes referred to as the "Surviving Company").

ARTICLE II

Effectiveness of Merger

The merger and consolidation shall not become effective before the completion of the following: (a) this Agreement shall have been adopted, approved and authorized by each constituent corporation as provided in the Nevada Corporations Law and the Delaware General Corporation Law, and as provided in Article IX hereof; (b)  such approval, adoption and authorization shall have been certified upon this Agreement by the Secretary or an Assistant Secretary of each of the constituent corporations under the seals thereof; and (c) Articles of Merger shall have been filed with the Secretary of State of the State of Nevada, and said Secretary of State shall certify that the Articles of Merger shall have been so filed, all in accordance with the Nevada Revised Statutes, and a Certificate of Ownership shall have been filed with the Office of the Secretary of the State of Delaware, and said Secretary of State shall certify that the Certificate of Ownership shall have been so filed, all the foregoing in accordance with the statutes of Delaware. The merger and consolidation shall become effective on the day when the Articles of Merger shall have been filed with the Office of the Secretary of the State of Nevada, and as used herein the "effective date of the merger" shall mean the date as of which the merger and consolidation shall become effective as aforesaid.

ARTICLE III

Articles of Incorporation of Surviving Company

On the effective date of the merger, the Articles of Incorporation of CVC-Nevada shall be the Articles of Incorporation of the Surviving Company (the “Surviving Company’s Articles of Incorporation”), until thereafter amended as provided by law. The Surviving Company’s Articles of Incorporation provide for the name of the Surviving Company to be “Cabo Verde Capital Inc.”.

ARTICLE IV

By-Laws of Surviving Company

On the effective date of the merger, the By-Laws of CVC-Nevada shall be the By-Laws of the Surviving Company (the “Surviving Company’s By-Laws”) until the same shall thereafter be altered, amended or repealed in accordance with law and the Surviving Company’s Articles of Incorporation and By-Laws.

ARTICLE V

Management of Surviving Company

On the effective date of the merger, the Board of Directors and officers of CVC-Delaware shall be and constitute the directors and officers of the Surviving Company.

If on the effective date of the merger a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Company, such vacancy may thereafter be filled in the manner provided by the Surviving Company’s By-Laws.

ARTICLE VI

Conversion of Stock, Other Securities

On the effective date of the merger, as defined above, the outstanding shares of stock and other securities of the constituent corporations shall become and be converted as set forth in this Article.

(a) On the effective date of the merger, the outstanding shares of stock and other securities of CVC-Delaware shall by virtue of the merger and without any action on the part of the holders thereof, automatically become and be converted or cancelled, as the case may be, as follows:

(1) CVC-Delaware Common Stock. Each certificate or certificates representing shares of CVC-Delaware Common Stock outstanding immediately prior to the effective date of the merger shall constitute a certificate or certificates representing that same number of shares of CVC-Nevada Common Stock, and the holders thereof shall have precisely the same rights under the laws of the State of Nevada which they would have had if such shares of CVC-Delaware Common Stock had been issued by the Surviving Company.

(2) Other Securities. No other outstanding securities of CVC-Delaware or options to purchase such securities, shall be changed into or entitle the holder or holders to receive securities or to receive any other consideration in connection with the merger.

(b) On the effective date of the merger, the outstanding shares of CVC-Nevada Common Stock held by CVC-Delaware shall be cancelled.

ARTICLE VII

Vesting of Rights, Immunities, Privileges, Etc. in Surviving Company

On the effective date of the merger, all the rights, immunities, privileges, powers and franchises of each of the constituent corporations, both of a public and private nature, all property, real, personal and mixed, all debts due on account, as well as for stock subscriptions as all other things in action or belonging to each of the constituent corporations, and all and every other interest, shall vest in the Surviving Company without further act or deed as effectively as they were vested in the constituent corporations; and the title to any real estate, whether vested by deed or otherwise, in either of the constituent corporations shall not revert or be in any way impaired by reason of the merger.

The Surviving Company shall thenceforth be responsible for all debts and liabilities of each of the constituent corporations and all said debts and liabilities shall thenceforth attach to the Surviving Company and may be enforced against it to the same extent as if said debts and liabilities had been incurred or contracted by it, nor shall the rights of creditors thereof, or any liens upon the property of either of the constituent corporations be impaired by the merger, and all rights of creditors and all liens upon the property of either of the constituent corporations shall be preserved unimpaired.

ARTICLE VIII

Assets, Liabilities, on Books of Surviving Company

On the effective date of the merger, the assets, liabilities, reserves and accounts of each constituent corporation shall be taken up on the books of the Surviving Company at the amounts at which they, respectively, were carried on the books of said constituent corporations.

ARTICLE IX

Required Vote for Approval

There shall be required for the approval of this Agreement by the stockholders of CVC-Delaware the vote of a majority of the outstanding stock. There shall be required for the approval and adoption of this Agreement by CVC-Nevada the approval by vote or written consent of the Board of Directors of CVC-Delaware.

ARTICLE X

Termination; Abandonment

This Agreement and the merger may be terminated and abandoned by resolution of the Board of Directors of either constituent corporation at any time prior to the effective date of the merger, whether before or after the aforementioned action by stockholders of the constituent corporations, if circumstances develop which in the opinion of such Board make proceeding with the merger inadvisable. In the event of the termination and abandonment of this Agreement and the merger pursuant to the foregoing provisions of this Article X, this Agreement shall become void and have no effect, without any liability on the part of either of the parties or its stockholders or directors or officers in respect thereof.

ARTICLE XI

Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been signed by the Chief Executive Officer and the Secretary of CVC-Nevada and by the Chairman of the Board and Secretary of CVC-Delaware, and each of the parties has caused its corporate seal to be hereunto affixed, all as of the day first above written.

CABO VERDE CAPITAL INC.

(Delaware)

By: /s/ John Duggan Chief Executive Officer

[Corporate Seal]

Attest:

____________________

Secretary

CABO VERDE CAPITAL INC.

(Nevada)

By: /s/ John Duggan Chief Executive Officer

[Corporate Seal]

Attest:

_____________________

Secretary